Exhibit 21.1

SUBSIDIARIES OF VISTRA ENERGY CORP.

Company	Jurisdiction
Vistra Energy Corp.	DE
Vistra Intermediate Company LLC	DE
Vistra Operations Company LLC	DE
Vistra Finance Corp.	DE
Vistra EP Properties Company	TX
Luminant Energy Company LLC	TX
Luminant ET Services Company LLC	TX
Luminant Energy Trading California Company	TX
Vistra Asset Company LLC	DE
Coleto Creek Power, LLC	DE
Ennis Power Company, LLC	DE
Hays Energy, LLC	DE
Midlothian Energy, LLC	DE
T-Fuels, LLC	DE
Wharton County Generation, LLC	TX
Wise-Fuels Pipeline, Inc.	TX
Wise County Power Company, LLC	DE
Generation SVC Company	TX
Sandow Power Company LLC	TX
Luminant Generation Company LLC	TX
Oak Grove Management Company LLC	DE
Big Brown Power Company LLC	TX
La Frontera Holdings, LLC	DE
Forney Pipeline, LLC	DE
Luminant Mining Company LLC	TX
TXU Retail Services Company	DE
NCA Resources Development Company LLC	TX
Upton County Solar 2, LLC	DE
Vistra Preferred Inc. (a)	DE
Value Based Brands LLC	TX
TXU Energy Retail Company LLC	TX
Brighten Energy LLC	DE
Comanche Peak Power Company LLC	DE
Hopewell Power Generation, LLC	DE
Calumet Energy Team, LLC	DE
ANP Bellingham Energy Company, LLC	DE
ANP Blackstone Energy Company, LLC	DE
Pleasants Energy, LLC	DE
Northeastern Power Company	PA
NEPCO Services Company	PA
Dynegy Northeast Generation GP Inc. (b)	DE
Dynegy Associates Northeast LP, Inc. (c)	DE
Northeast Energy, LP (d)	DE
Northeast Energy, LLC (e)	DE
Northeast Energy Associates, LP	MA
North Jersey Energy Associates, LP	NJ
ESI Tractebel Urban Renewal Corporation	NJ

Vistra Corporate Services Company	TX
Dallas Power & Light Company, Inc.	TX
Lone Star Energy Company, Inc.	TX
Lone Star Pipeline Company, Inc.	TX
Southwestern Electric Service Company, Inc.	TX
Texas Electric Service Company, Inc.	TX
Texas Energy Industries Company, Inc.	TX
Texas Power & Light Company, Inc.	TX
Texas Utilities Company, Inc.	TX
Texas Utilities Electric Company, Inc.	TX
TXU Electric Company, Inc.	TX
Dynegy Administrative Services Company	DE
Dynegy Operating Company	TX
Brayton Point Energy, LLC	VA
Dynegy Gas Imports, LLC	DE
Illinova Corporation	IL
IPH, LLC	DE
Illinois Power Resources, LLC	DE
Illinois Power Resources Generating, LLC	DE
Illinois Power Marketing Company	IL
Illinois Power Generating Company (f)	IL
Coffeen and Western Railroad Company	IL
Electric Energy, Inc.	IL
Met-South, Inc.	IL
Joppa and Eastern Railroad Company	IL
Midwest Electric Power, Inc.	IL
Dynegy Commercial Asset Management, LLC	OH
Dynegy Dicks Creek, LLC	DE
Dynegy Fayette II, LLC	DE
Dynegy Hanging Rock II, LLC	DE
Dynegy Washington II, LLC	DE
Dynegy Coal Generation, LLC	DE
Dynegy Stuart, LLC	DE
Dynegy Zimmer, LLC	DE
Dynegy Killeen, LLC	DE
Dynegy Miami Fort, LLC	DE
Dynegy Conesville, LLC	DE
Dynegy Resource II, LLC	DE
EquiPower Resources Corp.	DE
Milford Power Company, LLC	DE
Lake Road Generating Company, LLC	DE
Liberty Electric Power, LLC	DE
Dynegy Resources Generating Holdco, LLC	DE
Richland-Stryker Generation, LLC	DE
Kincaid Generation, L.L.C.	VA
Masspower, LLC	MA
Dynegy Power, LLC	DE
Dynegy Marketing and Trade, LLC	DE
Dynegy Kendall Energy, LLC	DE
Berks Hollow Energy Associates, LLC	DE
Ontelaunee Power Operating Company, LLC	DE
Sithe Energies, Inc. (g)	DE
Sithe/Independence, LLC (h)	DE
Sithe/Independence Power Partners, LP	DE
Sithe/Independence Funding Corporation	DE
Dynegy Power Generation, Inc.	DE
Dynegy South Bay, LLC	DE
Dynegy Oakland, LLC	DE
Casco Bay Energy Company, LLC	DE
Dynegy Moss Landing, LLC (i)	DE
Moss Landing Mutual Water Company	CA
Dynegy Morro Bay, LLC (j)	DE

Morro Bay Mutual Water Company	CA
Dynegy Coal Holdco, LLC	DE
Dynegy CCB Investments, LLC	DE
Dynegy Coal Trading & Transportation, L.L.C.	DE
Dynegy Midwest Generation, LLC	DE
Dynegy Power Marketing, LLC	TX
Havana Dock Enterprises, LLC	DE
Dynegy Energy Services, LLC	DE
Dynegy Energy Services (East), LLC	DE
Dynegy Energy Services (Texas), LLC	DE

(a)	100% common stock held by Vistra Asset Company LLC. Preferred stock held by outside investors.
(b)	Holds 1% GP interest in its direct subsidiary, Northeast Energy, LP. Entity (together with subsidiaries) is owned as part of joint venture with third party.
(c)	Holds 48% LP interest in its direct subsidiary, Northeast Energy, LP. Entity (together with subsidiaries) is owned as part of joint venture with third party.
(d)	Holds a 1% GP and 98% LP interest in Northeast Energy Associates, LP.
(e)	Holds 1% LP interest in each of North Jersey Energy Associates, LP and Northeast Energy Associates, LP, respectively.
(f)	Holds 80% interest in Electric Energy, Inc. Other 20% is held by third party.
(g)	Holds a 99% LLP interest in Sithe/Independence Power Partners, LP.
(h)	Holds a 1% GP interest in Sithe/Independence Power Partners, LP.
(i)	Holds a 33% interest in Moss Landing Mutual Water Company. Other 67% is held by third parties.
(j)	Holds a 50% interest in Morro Bay Mutual Water Company. Other 50% is held by third parties.